                                                               Exhibit (1)(A)(1)

                  ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                  CERTIFICATION


I, Lynda Godkin, Secretary of ITT Hartford Life and Annuity Insurance
Company ("Company"), do hereby certify that the attached is a true and complete copy of a resolution adopted by the Board of Directors of this Company on August 17, 1994, and that said resolution is still in full force and effect and has not been altered, amended or rescinded.


                                       [SEAL]


                                                  /s/ Lynda Godkin
                                       ----------------------------------------
                                                       Secretary



Dated: January 5, 1996



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                  ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                              CONSENT OF DIRECTORS


The undersigned, being all of the Directors of ITT Hartford Life and Annuity Insurance Company, hereby consent to the following action, such action to have the same force and effect as if taken at a meeting duly called and held for such purpose.

ESTABLISHMENT OF SEPARATE ACCOUNTS

RESOLVED, that the Company is hereby authorized to establish a new separate account designated Separate Account Five, herein referred to as the "Account".

RESOLVED, that the Officers of the Company are hereby authorized and directed to take all actions necessary to:

1.   Designate or redesignate the Account as such Officers deem appropriate;

2. Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account; including filing all necessary registrations and application for exemptive relief under the federal securities law.

3. Establish, from time to time, the terms and conditions pursuant to which interests in the Account will be sold to contract owners;

4. Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Account.


      /s/ Bruce D. Gardner                         /s/ Joseph Kanarek
-----------------------------------    ----------------------------------------
         Bruce D. Gardner                             Joseph Kanarek


      /s/ Thomas M. Marra                         /s/ Lowndes A. Smith
-----------------------------------    ----------------------------------------
         Thomas M. Marra                             Lowndes A. Smith


    /s/ Lizabeth H. Zlatkus                    /s/ Donald J. Znamierowski
-----------------------------------    ----------------------------------------
       Lizabeth H. Zlatkus                        Donald J. Znamierowski



Dated:        August 17, 1994
       ----------------------------